UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Under Rule 14a-12

The ONE Group Hospitality, Inc.
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 6, 2023
Dear Stockholders:
2022 was another good year for The ONE Group. We increased revenues 14.2% to $316.6 million, including comparable sales increases of 10.8% compared to 2021 and 47.7% compared to pre-pandemic 2019. Our concerted efforts to diversify our guest base to include more social occasions paid off as we demonstrated our ability to ‘own’ the holidays and date night. We were similarly encouraged to see the return of business clientele, an increase in demand for corporate and offsite events, and more convention activity in cities such as Orlando, Scottsdale and Las Vegas that we are aggressively pursuing through our dedicated salesforce.
Similar to our peers, we felt the impacts of commodity inflation, supply chain shortages, and increased labor costs on our profitability. These headwinds resulted in Adjusted EBITDA and Adjusted Net Income that were slightly lower than the prior year. Still, we believe we managed costs well and remain encouraged by our performance and excited for our future.
Across STK and Kona Grill, our mission is to be the best restaurant in every market we operate by delivering exceptional and unforgettable experiences to every guest every time. We do this in a fun and high energy environment that we call VIBE dining. We work diligently to attract and retain talented team members who desire to bring to life our mission for our guests. Their dedication to our operating model has enabled us to build a portfolio of high volume, high margin brands with strong returns.
In 2022, we opened two Company-owned STKs in Dallas and San Francisco, our third managed STK in London, and a virtual REEF Kitchen location in Austin. So far, our Dallas and San Francisco restaurants are generating weekly sales volumes that are significantly above our investment model and we expect to have on average less than a one-year payback on these locations.
Our growth plans for 2023 of eight to twelve new venues are the strongest in our history. To date, we have opened a newly designed Kona Grill in Columbus, a new rooftop at STK in Scottsdale, and two additional REEF Kitchens in Austin. For the remaining duration of the year, we plan to open two to four additional Kona Grills in Henderson, Phoenix, Riverton, and Tigard; and three to five new Company-owned STKs in Aventura, Boston, Charlotte, Philadelphia, and Washington, D.C. We also look forward to opening one managed or licensed STK in 2023.
We see a total addressable market of at least 400 restaurants, consisting of at least 200 STKs worldwide and at least 200 Kona Grills domestically. Over the long-term, we target opening five to six STKs, three to five Kona Grills, and one food and beverage venue per year. These openings will reflect a blend of Company-owned restaurants and capital-light managed and licensed units that produce high-margin royalty, management and incentive fee streams. In short, we are just getting started and cannot wait to share our dining concepts around the globe.
The ONE Group is fortunate to have a long history of dedicated team members, guests, and shareholders and we fully intend to maintain our commitment to all of these stakeholders for years to come as we drive long-term value and significant returns. Thank you all for your support.
Cheers!
Emanuel “Manny” P.N. Hilario
President and Chief Executive Officer

THE ONE GROUP HOSPITALITY, INC.
1624 Market Street, Suite 311
Denver, Colorado 80202
April 6, 2023
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT
The Annual Meeting of Stockholders of The ONE Group Hospitality, Inc. (the “Company”) will be held at STK Denver, 1550 Market St., Denver, CO 80202 at 11:00 am MT on Wednesday, May 17, 2023 for the following purposes:
Item 1.	To elect two Class I directors to serve a three-year term expiring in 2026;
Item 2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;
Item 3.	To approve, by non-binding advisory vote, the compensation of our named executive officers, as disclosed in this proxy statement; and
Item 4.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.
We currently are not aware of any other business to be brought before the 2023 Annual Meeting of Stockholders (the “Annual Meeting”). Only holders of record of common stock at the close of business on March 24, 2023 (the “record date”) will be entitled to vote at the Annual Meeting or at any adjournment or postponement thereof.
Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) by telephone, (2) through the Internet or (3) by mail. For specific instructions, please refer to the accompanying proxy card. If you attend the Annual Meeting, you may revoke your proxy and vote in person.
We will send a Notice of Internet Availability of Proxy Materials (the “Notice”) to holders of our common stock as of the record date on or about April 6, 2023. The Notice describes how you can access our proxy materials, including this Proxy Statement.
BY ORDER OF THE BOARD OF DIRECTORS
Christi Hing
Secretary

PROXY STATEMENT — HIGHLIGHTS
This summary highlights certain information contained elsewhere in this Proxy Statement. This summary does not contain all the information you should consider. You should read the entire Proxy Statement carefully before voting.
The ONE Group Hospitality, Inc. Annual Meeting of Stockholders
Time and Date:	11:00 a.m. May 17, 2023
PLACE:	STK Denver, 1550 Market St., Denver, CO 80202
Record Date:	March 24, 2023
Proposals to be Voted on and Board Recommendations
Proposal		Board Recommendation	Page No.
Item 1	Election of two Class I directors	FOR the nominees	10
Item 2	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023	FOR	23
Item 3	Approval, by non-binding advisory vote, of the compensation of our named executive officers	FOR	36
Corporate Governance
Board of Directors and Committees
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Classified Board of Directors — three classes of directors serve a three-year term with one class elected annually

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71% of our directors are independent

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Fully independent Audit Committee, Compensation Committee and Nominating and Governance Committee

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Executive sessions of non-employee directors held at each regularly scheduled quarterly board meeting

Stockholder Interests
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No rights or “poison pill” plan

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Annual vote to ratify independent auditors

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Hedging, pledging and short sales of company stock are prohibited

Executive Compensation
Emanuel P. N. Hilario, Director and President and Chief Executive Officer
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Base Salary earnings

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Annual Incentive Cash Bonus

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Long Term Incentive Program

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Equity Grants

Compensation Highlights
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Say-on-pay proposal approved by 70% of stockholders voting at the 2022 meeting

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Performance metrics aligned with business strategy and stockholder value creation

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Target compensation is risk-based on financial and non-financial performance measures

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CEO — 60% at risk, based on financial and non-financial performance measures

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Average NEO — 52% at risk, based on financial and non-financial performance measures

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Incentive compensation plan and practices include good corporate governance features such as:

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Recommended Senior Executive Management team goals are presented to the Compensation Committee by the CEO

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The Compensation Committee evaluates the recommended goals and approves

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Performance goals are established and weighted 75% to Company financial performance and 25% to individual performance goals

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No excise tax gross-up on executive severance plan

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Three-year minimum performance period for long-term incentive plan awards

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Independent compensation consultant

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Annual compensation risk assessment

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In 2021, our Compensation Committee conducted, with the assistance of Frederic W. Cook & Co. (“FW Cook”), a comprehensive review of the compensation of Mr. Hilario, our Chief Executive Officer, and recommended to the Board of Directors that Mr. Hilario receive compensation targeted at the 75th percentile of chief executive officer compensation in the Company’s selected peer group, which the Board believed was critical to reflect Mr. Hilario’s efforts in successfully navigating the Company through the COVID-19 crisis, and to reflect Company performance under his leadership in 2020 and 2021, which generally well exceeded the performance of Company peers. The Board also recognized retention risk and wanted to ensure Mr. Hilario had incentives to stay at the Company and to continue to accelerate Company growth and superior shareholder returns. Among other things, the Company awarded Mr. Hilario 400,000 time-based restricted stock units (“RSUs”) on September 24, 2021 to reflect the Company’s performance and total shareholder returns and 500,000 performance-based RSUs and 100,000 time-based RSUs on September 2, 2022.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 17, 2023
This proxy statement is available at http://www.togrp.com/proxy.html. To vote your shares, please follow the instructions on the Notice or proxy card. You can elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery by following the instructions contained on the proxy card.
Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2022, on the website of the Securities and Exchange Commission at www.sec.gov or under “SEC Filings” in the “Investor Relations” section of our website at www.togrp.com. You may also obtain a printed copy of our Annual Report on Form 10-K free of charge by sending a written request to: Corporate Secretary, The ONE Group Hospitality, Inc., 1624 Market St., Suite 311, Denver, CO 80202. Exhibits to the Annual Report on Form 10-K will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why is the Company Soliciting My Proxy?
The Board of Directors (the “Board”) of The ONE Group Hospitality, Inc. is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders to be held at STK Denver, 1550 Market St., Denver, CO 80202 on Wednesday, May 17, 2023 at 11:00 a.m. MT and any adjournments of the meeting. The proxy statement summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.
We have made available to you on the internet or have sent you this proxy statement, the Notice of 2023 Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, because you owned shares of common stock of The ONE Group Hospitality, Inc. on the record date. The Company will distribute the Important Notice Regarding the Internet Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, if necessary, the proxy materials to stockholders on or about April 6, 2023.
Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?
We furnish our proxy materials to most of our stockholders by providing access to the materials on the internet, rather than mailing printed copies. We believe that this process expedites stockholders’ receipt of proxy materials, lowers the cost of the annual meeting and conserves natural resources. If you received a Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. The Notice instructs you how to access and review all of the proxy materials and submit your proxy on the internet. If you requested a paper copy of the proxy materials, you may instruct how your shares will be voted by following the instructions on the proxy card.
Who Can Vote?
Only stockholders who owned our common stock at the close of business on March 24, 2023, are entitled to vote at the annual meeting. On that date, there were 31,646,490 shares of our common stock outstanding and entitled to vote.
You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.
How Many Votes Do I Have?
Each share of common stock that you own entitles you to one vote.
How Do I Vote?
Whether or not you plan to attend the annual meeting, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via internet. You may specify whether your shares should be voted for or withheld for the nominees for director and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, Continental Stock Transfer & Trust Company, Inc. (“Continental”), or you have stock certificates registered in your name, you may vote:
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By internet.   Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote by Internet;

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By mail.   If you received a proxy card by mail, you may vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations as noted below; or
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In person at the meeting.   If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Stockholders of record may vote via the internet at any time up to 11:59 p.m. Eastern Time on May 16, 2023.
If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions from the holder of record for your shares to be voted. Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.
How Does the Board Recommend That I Vote on the Proposals?
The Board recommends that you vote as follows:
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“FOR” the election of the nominees for director;

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“FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and

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“FOR” the compensation of our named executive officers as disclosed in this proxy statement.

We are not aware of any other matters that needed to be acted on at the annual meeting. If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his best judgment.
May I Change or Revoke My Proxy?
If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:
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if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

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by re-voting on the internet as instructed above;

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by notifying The ONE Group Hospitality, Inc.’s Secretary in writing before the annual meeting that you have revoked your proxy; or

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by attending the annual meeting in person and voting in person. Attending the annual meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current vote, whether by internet or proxy card, is the one that will be counted.
What if I Receive More Than One Notice or Proxy Card?
You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.
Will My Shares be Voted if I Do Not Vote?
If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2 of this proxy statement) without receiving instructions from you. If you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote, no votes will be cast on any other proposal on your behalf.
What Vote is Required to Approve Each Proposal and How are Votes Counted?
Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees or WITHHOLD your vote from any one or more of the nominees. Abstentions are not included in the vote tally for the election of the directors.
Proposal 2: Ratify Selection of Independent Registered Public Accounting Firm	A majority of the votes present at the meeting, in person or by proxy, and entitled to vote must be cast “for” ratification of the selection of our independent registered public accounting firm. Abstentions count as a “no” vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2023, our Audit Committee of our Board of Directors will reconsider its selection.
Proposal 3: Approve the Compensation of our Named Executive Officers	A majority of the votes present at the meeting, in person or by proxy, and entitled to vote must be cast “for” approval of the compensation of our named executive officers. Abstentions count as a “no” vote. Although the vote is advisory and non-binding, the Compensation Committee and the Board will review the voting results (including the number of abstentions) and take them into consideration when making future decisions regarding executive compensation.
Proxy holders will vote your shares as you instruct. Abstentions do not affect the vote on Proposal 1 but would affect the vote on Proposal 2 and Proposal 3; broker non-votes do not affect the vote on Proposal 1, or 3 but would affect the vote on Proposal 2. (A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and the nominee does not have discretionary authority to vote the shares. If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be broker non-votes and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote. Brokers generally have discretionary authority to vote on the ratification of the selection of Deloitte & Touche LLP as our independent registered public accountants, but they do not have discretionary authority to vote on the election of directors to serve on our Board or the advisory vote to approve our executive compensation.)
Is Voting Confidential?
We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or otherwise provide.
Where Can I Find the Voting Results of the Annual Meeting?
The preliminary voting results will be announced at the annual meeting, and we will publish final results in a Current Report on Form 8-K within four business days of the annual meeting.
How are Proxies Solicited for the Annual Meeting?
The Company is soliciting proxies for the annual meeting. We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.
What Constitutes a Quorum for the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.
Householding of Annual Disclosure Documents
SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, Continental, by calling them at (212) 509-4000.
If you do not wish to participate in “householding” and would like to receive your own Notice or, if applicable, a set of our proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another Company stockholder and together both of you would like to receive only a single Notice or, if applicable, a set of proxy materials, follow these instructions:
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If your shares of The ONE Group Hospitality, Inc. are registered in your own name, please contact our transfer agent, Continental, and inform them of your request by writing them at 1 State Street, New York, New York 10004.

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If a broker or other nominee holds your shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Electronic Delivery of Company Stockholder Communications
Most stockholders can elect to view or receive copies of future proxy materials over the internet instead of receiving paper copies in the mail.
You can choose this option and save the Company the cost of producing and mailing these documents by:
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following the instructions provided on your proxy card; or

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following the instructions provided when you vote over the internet.

ELECTION OF DIRECTORS
(Proposal 1)
Our Board is divided into three classes. One class is elected at each annual meeting of stockholders to serve for a three-year term. We currently have seven directors sitting on the Board, classified into three classes as follows: (1) Michael Serruya and Dimitrios Angelis constitute a class (“Class I”) with a term ending at the 2023 annual meeting; (2) Eugene Bullis, Susan Lintonsmith and Haydee Olinger, constitute a class (“Class II”) with a term ending at the 2024 annual meeting; and (3) Jonathan Segal and Emanuel Hilario constitute a class (“Class III”) with a term ending at the 2025 annual meeting.
On March 7, 2023, our Board accepted the recommendation of the Nominating and Governance Committee and unanimously voted to nominate Michael Serruya and Dimitrios Angelis for election at the annual meeting for a term of three years to serve until the 2026 annual meeting of stockholders.
Required Vote
A plurality of the shares voted for each nominee at the annual meeting is required to elect such nominee as a director.
Recommendation
THE BOARD RECOMMENDS YOU VOTE FOR THE ELECTION OF MICHAEL SERRUYA AND DIMITRIOS ANGELIS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THEM UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.
Qualifications Required for All Directors
In assessing potential directors, including those recommended by stockholders, The Board of Directors and the Nominating and Governance Committee consider a variety of factors, including the evolving needs of the Board of Directors and the Company as well as other criteria established by the Board of Directors. These include the potential director’s judgement, independence, business and educational background, stature, public service, conflicts of interest, ethics and ownership of Company stock, as well as his or her level of commitment to stockholder value creation and his or her ability and willingness to devote sufficient time to serve on the Board of Directors and to the affairs of the Company. The Board of Directors and the Nominating and Governance Committee require that each director be a recognized person of high integrity with a proven record of success in his or her field.
Board Diversity
The Board of Directors also believes that diversity and inclusion are important considerations in board composition. When considering director qualifications, the Board of Directors and the Nominating and Governance Committee evaluate the entirety of each director’s credentials, including factors such as diversity of background, experience, skill, age, race, ethnicity and gender. Although the Board of Directors does not have a written diversity policy, the Nominating and Governance Committee evaluates the current composition of the Board with a view toward having the Board reflect a diverse mix of skills, experiences, backgrounds and opinions. Depending on the current composition of the Board of Directors, the Nominating and Governance Committee may weigh certain factors, including those relating to diversity, more or less heavily when evaluating a potential candidate.

Board Diversity Matrix (As of April 6, 2023)
	Male	Female	Non- Binary	Did not Disclose Gender
Total Number of Directors	7
Part 1: Gender Identity
Directors	5	2	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian (other than South Asian)	0	0	0	0
South Asian	0	0	0	0
Hispanic or Latinx	0	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	5	1	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Persons with Disabilities	0
Experience, Qualifications and Skills Represented on our Board of Directors
In addition to the general qualifications highlighted above, in light of the Company’s current needs and its business strategy, our Board of Directors has identified particular expertise, qualifications and skills that are important to be represented on our Board as a whole. The Board of Directors believes it is valuable to have a mix of individuals with expertise as senior executives in the areas of operations, finance, marketing and sales, hospitality, human resources, compensation and talent management; individuals with enterprise-level information technology expertise; and individuals with expertise in domestic and international market development, corporate strategy, corporate governance and risk management. The Board of Directors also believes it is important that a meaningful number of our directors have operating knowledge of the industry in which the Company operates, general management experience or experience serving as a public company director. As a group, the members of the Board of Directors reflect the diverse mix of skills, experiences, backgrounds, and perspectives that the Board believes is optimal to foster an effective decision-making environment.
Our Board of Directors is comprised of individuals who collectively possess the particular experiences we consider important to be represented on our Board of Directors as a whole. The table below highlights the primary reasons each individual was selected as a director nominee relative to our desired criteria for a diverse, well-balanced Board of Directors and the particular expertise, qualifications and skills we believe should be represented on our Board of Directors. Our directors have experience and expertise beyond those noted below. The table is intended to highlight the specific, unique characteristics which lead to each individual’s selection as a nominee and the collective strength of our Board’s experience and expertise.

	Emanuel Hilario	Jonathan Segal	Dimitrios Angelis	Eugene Bullis	Susan Lintonsmith	Haydee Olinger	Michael Serruya
Director Since	2017	2013	2018	2014	2021	2021	2013
Age	55	62	53	77	58	64	58
Senior Operating Executive Expertise	✓	✓	✓	✓	✓	✓	✓
Senior Financial Executive Expertise	✓			✓	✓		✓
Senior Marketing/Sales Executive Expertise	✓				✓
Senior HR / Compensation / Talent Development Expertise	✓		✓	✓			✓
Hospitality	✓	✓			✓	✓	✓
Operating Knowledge of Company’s Industry	✓	✓			✓	✓	✓
Public Company Directorship Experience	✓	✓	✓	✓	✓	✓	✓
Enterprise Level Information Technology Expertise	✓		✓	✓
Domestic and International Market Development Expertise	✓	✓	✓	✓	✓	✓	✓
Corporate Strategy Development Expertise	✓	✓	✓	✓	✓	✓	✓
Corporate Governance Expertise	✓	✓	✓	✓	✓	✓	✓
Risk Management Expertise	✓		✓	✓		✓	✓
The following paragraphs provide information about each director’ background, including positions held, principal occupation and business expertise for the past five years, and the names of other publicly traded companies for which they currently serve as a director or have served as a director during the past five years. For information about the number of shares of common stock beneficially owned by each director, see “Certain Information Regarding Security Holders.” There are no family relationships among any of the directors and executive officers of The ONE Group Hospitality, Inc.
Emanuel Hilario — President, Chief Executive Officer and Director
Emanuel Hilario has served as a Class III member of our Board since April 10, 2017. Mr. Hilario has served as President and Chief Executive Officer of the Company since October 30, 2017. From 2015 until October 2017, Mr. Hilario served as Chief Financial Officer of Sizzling Platter, a restaurant management company operating over 400 franchised restaurants in the United States, Mexico, and China under the brand names of Red Robin, Sizzler, Little Caesars, Dunkin Donuts, and Wingstop. Before joining Sizzling Platter, Mr. Hilario served as Chief Operating Officer for Einstein Noah Restaurant Group, Inc. from 2013 to 2014 and served as its Chief Financial Officer from 2010 to 2013. He previously served as Chief Financial Officer for McCormick & Schmick’s Seafood Restaurants, Inc. from April 2004 through May 2009 and also served on its Board as a Director from May 2007 to July 2009. For the preceding four years, he served as Chief Financial Officer of Angelo and Maxie’s, Inc. While there, from 2002 to 2004, he managed day-to-day operations of the Angelo and Maxie’s steakhouse concept. Mr. Hilario began his career at McDonald’s and held various operational and financial roles within the company. He received a Bachelor of Science and Commerce degree from Santa Clara University in 1990.
Mr. Hilario has served on the Board of Directors of TransAct Technologies Incorporated (Nasdaq: TACT), a global leader in software-driven technology and printing solutions for high-growth markets, since 2019.
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Director Qualifications:   We believe Mr. Hilario’s qualifications to serve on the Board include his extensive knowledge and experience in the restaurant industry and as an executive in public companies, his knowledge of licensing and franchising of restaurants, as well as his years of working at fine dining concepts and managing food and beverage hospitality operations.

Jonathan Segal — Executive Chairman of the Board of Directors
Jonathan Segal has served as a Class III member of our Board since October 16, 2013. Mr. Segal brings over 35 years of experience in developing and operating hotels, bars and hospitality projects to the Company. Mr. Segal served as Chief Executive Officer of the Company from 2004 until October 30, 2017. He co-founded the Company in 2004 in order to open ONE, a pioneering restaurant in the Meatpacking District of New York. Mr. Segal began his career in the hospitality industry at age 16 with his family’s company, currently known as The Modern Group in Jersey, Channel Islands, U.K., formerly the largest leisure company in the Channel Islands. In June 2013, Jonathan won an Ernst & Young Entrepreneur of the Year 2013 New York award and was a finalist for the national award in November 2013.
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Director Qualifications:   We believe Mr. Segal’s qualifications to serve on the Board include his role as founder and former Chief Executive Officer of the Company, his extensive knowledge and experience in the restaurant industry and his leadership, strategic guidance and operational vision.

Dimitrios Angelis — Director
Dimitrios Angelis has served as a Class I member of our Board since March 28, 2018. Mr. Angelis is a founder of two medical device companies, partner of OGC Solutions law firm, CEO of a public company and general counsel and strategic advisor to various technology and life science companies. Mr. Angelis has previously held several general counsel positions and has provided strategic advice and guided companies though all of the cycles of their evolution. Mr. Angelis currently sits on several private boards and advises technology and life science companies on a wide range of matters. In addition to developing several real estate projects, he is on the Board of reAlpha Tech Corp., which currently has an FDA cleared rotator cuff product and first-of-its-kind FDA Breakthrough Device Designation cartilage substitute product in development. As a broadly trained attorney, Mr. Angelis oversaw the extensive patent estate and served on the Board of Directors of On Track Innovations Inc. (NASDAQ: OTIV) from December 2012 to August 2015, and was subsequently appointed Chairman of the Board of Directors and CEO of OTI America, Inc. In addition, Mr. Angelis was on the Board of Directors of Digirad Corporation (NASDAQ: DRAD) from August 2015 to August 2020. He was also on the Board of Directors of AmeriHoldings, Inc. (NASDAQ: AMRH) from the time it went public to its ultimate name change and sale after five years. Prior to his business leadership and strategic roles, he served as General Counsel and Corporate Secretary at Wockhardt, Inc. from October 2012 to December 2013, Senior Counsel at Dr. Reddy’s Laboratories, Inc. (NYSE: RDY) from October 2008 to October 2012, where he won the chairman’s award for individual excellence and distinction. Mr. Angelis also served as Chief Legal Officer and Secretary at Osteotech, Inc. (NYSE: OSTE) in 2008, which was ultimately acquired by Medtronic Inc. (NYSE: MDT). Mr. Angelis was corporate counsel at Actavis Inc. from August 2004 to November 2007. He began his legal career at Mayer, Brown, LLP. He holds a Bachelor of Arts degree in Philosophy and Literature from Boston College, a Master of Arts degree in Behavioral Science from California State University, and a Juris Doctorate from New York University School of Law.
•
Director Qualifications:   We believe Mr. Angelis’ qualifications to serve on the Board include his 30 years of legal, strategic and corporate governance experience, including his background and experience as an executive, entrepreneur, and board member of several public and private companies.

Eugene Bullis — Director
Eugene Bullis has served as a Class II member of our Board since August 12, 2014. Mr. Bullis currently serves as the lead independent director of The Doctors Company. Mr. Bullis also served as Chair of the Audit Committee of Ambac Financial Group, Inc. from May 2013 to May 2016. From November 2015 to November 2016, Mr. Bullis served as the Executive Vice President and Interim Chief Financial Officer of The Hanover Insurance Group, Inc., where he held the same position from 2007 until retirement in 2010. Prior to joining The Hanover Insurance Group, Inc., Mr. Bullis served as Executive Vice President and Chief Financial Officer of Conseco, Inc. from May 2002 to May 2007. Previously, Mr. Bullis served in a number of senior financial officer roles primarily in technology-related businesses, including Chief Financial Officer of Wang Laboratories, Inc. Mr. Bullis began his career with a predecessor firm of what is now Ernst & Young LLP, where he advanced to audit partner. Mr. Bullis received an A.B. in Business Administration from Colby College in 1967.

•
Director Qualifications:   We believe Mr. Bullis’ qualifications to serve on the Board include his considerable financial experience, including his background in audit and his familiarity with compliance, finance and regulatory requirements, as well as his experience as an executive in both public and private companies and as a board member of public companies.

Susan Lintonsmith — Director
Susan Lintonsmith has served as a Class II member of our Board since September 13, 2021. Ms. Lintonsmith currently serves as a consultant for European Wax Center. Prior to this role, she served as the Chief Brand Officer of AtYourGate, an in-airport order app and delivery service for passengers, flight crews, and airport employees. Prior to AtYourGate, she was the CEO of Elements Massage, a national massage therapy brand with over 250 locations across the United States and Canada. Ms. Lintonsmith previously was CEO of Quiznos, the global sandwich chain with franchised restaurants in 32 countries, where she led the turn-around plan that resulted in profitable growth after years of store closures and declining sales. Prior to Quiznos, she was the CMO at Red Robin Gourmet Burgers, Inc. and also held various management positions at Dean Foods Company, Western Union Company, the Coca-Cola Company, Einstein Noah Restaurant Group, Inc. and Pizza Hut.
•
Director Qualifications:   We believe Ms. Lintonsmith’s qualifications to serve on the Board of Directors include her 30 years of experience as a strategist and branding expert in highly competitive consumer industries, and her executive leadership experience.

Haydee Olinger — Director
Haydee Olinger has served as a Class II member of our Board since September 13, 2021. Ms. Olinger currently serves as a Senior Advisor at Baker Gilmore, a legal and compliance executive recruiting and advisory firm, where she provides advising, coaching, and consulting services to Chief Compliance Officers and other corporate executives. Prior to Baker Gilmore, Ms. Olinger spent over 30 years at McDonald’s Corp. where she held various legal roles; most recently as McDonald’s first Global Chief Compliance and Privacy Officer and designed and implemented McDonalds’ best-in-class corporate compliance programs.
•
Director Qualifications:   We believe Ms. Olinger’s qualifications to serve on the Board include her 30 years of corporate legal and business operations experience, including strategic planning, real estate leasing and purchasing transactions, franchise and licensee management, food safety, enterprise risk, corporate compliance and privacy.

Michael Serruya — Director
Michael Serruya has served as a Class I member of our Board since October 27, 2013 and as Non-Executive Chairman of our Board from October 27, 2013 until October 30, 2017. Mr. Serruya has served as a director of Second Cup Inc. since 2017. Mr. Serruya was also President, Chief Executive Officer and Chairman of CoolBrands’ predecessor, Yogen Früz World-Wide Inc. Mr. Serruya was Chairman and Chief Executive Officer of Kahala Brands until July 2016 and is currently Chairman and Chief Executive Officer of Serruya Private Equity.
•
Director Qualifications:   We believe Mr. Serruya’s qualifications to serve on the Board include his business experience, including a diversified background as an executive and in operational roles in both public and private companies, and as a board member of several public companies, gives him a breadth of knowledge and valuable understanding of our business.

Information about our other Executive Officer
The following table sets forth certain information regarding our executive officer who is not also a director.
Name	Age	Positions
Tyler Loy	43	Chief Financial Officer
Tyler Loy — Chief Financial Officer
Tyler Loy has served as the Chief Financial Officer of the Company since April 1, 2019. Mr. Loy served as the Company’s Vice President of Strategy from September 24, 2018 until April 1, 2019. From 2016 to 2018,

Mr. Loy was the Vice President of Finance at Pacific Bells, a franchisee of approximately 300 Taco Bell and Buffalo Wild Wings restaurants. Before joining Pacific Bells, Mr. Loy worked at Einstein Noah Restaurant Group, Inc. (NASDAQ “BAGL”) from 2011 to 2016 and held various finance and sales leadership roles culminating as the Vice President of Catering. Mr. Loy began his career at McCormick & Schmick’s Seafood Restaurants, Inc. (NASDAQ “MSSR”) where he held various position in operations and finance from 2000 to 2011. Mr. Loy graduated in 2007 with a BA in Business Administration with a Finance Concentration from Washington State University.

CORPORATE GOVERNANCE
Board Leadership Structure and Role in Risk Oversight
Our Board consists of seven members.
In accordance with our Amended and Restated Certificate of Incorporation, our Board is divided into three classes with staggered three-year terms. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The authorized number of directors may be changed by resolution of the Board. Vacancies on the Board can be filled by resolution or a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director of the Board. Our principles of corporate governance give the Board the authority to choose whether the roles of Executive Chairman of the Board and Chief Executive Officer are held by one person or two persons. Our principles also give the Board the authority to change this policy if it deems it best for the Company at any time. Currently, two separate individuals serve in the positions of Chief Executive Officer and Executive Chairman of the Board of the Company.
Our Board currently has five independent members and two non-independent members, one of whom is our Chief Executive Officer. We believe that the number of independent, experienced directors that make up our Board benefits our Company and our stockholders. All of our independent directors have demonstrated leadership in other organizations and are familiar with board of director processes.
Messrs. Serruya and Angelis are Class I directors and their term will expire at our 2023 annual meeting of stockholders, and if elected at this annual meeting, their term will expire at our 2026 annual meeting. Mr. Bullis, Ms. Lintonsmith and Ms. Olinger are Class II directors whose term will expire at our 2024 annual meeting of stockholders. Messrs. Hilario and Segal are Class III directors whose term will expire at our 2025 annual meeting.
Our management is principally responsible for defining the various risks facing the Company, formulating risk management policies and procedures, and managing our risk exposures on a day-to-day basis. The Board’s principal responsibility in this area is to ensure that sufficient resources, with appropriate technical and managerial skills, are provided throughout the Company to identify, assess and facilitate processes and practices to address material risk and to monitor our risk management processes by informing itself concerning our material risks and evaluating whether management has reasonable controls in place to address the material risks. The involvement of the Board in reviewing our business strategy is an integral aspect of its assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk for the Company.
Although the full Board has overall responsibility for risk oversight, the Board may elect to delegate oversight responsibility related to certain committees, which in turn would then report on the matters discussed at the committee level to the full Board. For instance, an audit committee could focus on the material risks facing the Company, including operational, market, credit, liquidity and legal risks and a compensation committee could be charged with reviewing and discussing with management whether our compensation arrangements are consistent with effective controls and sound risk management.
Our Board has reviewed the direct and indirect relationship that each of our directors has with The ONE Group Hospitality, Inc., and has determined that the following members of the Board are “independent directors” as defined by The NASDAQ Stock Market (“NASDAQ”): Dimitrios Angelis, Eugene Bullis, Susan Lintonsmith, Haydee Olinger and Michael Serruya.
Stockholder Communications to the Board of Directors
Generally, stockholders who have questions or concerns should contact our Investor Relations contact at 646-624-2400. However, any stockholders who wish to address questions regarding our business directly with the Board, or any individual director, should direct his or her questions in writing to the Board at The ONE Group Hospitality, Inc., 1624 Market St. Suite 311, Denver, CO 80202 Attn: Corporate Secretary. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as junk mail and mass mailings, resumes and other forms of job inquiries, surveys, and solicitations or advertisements. In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.
Employee, Officer and Director Hedging
Our insider trading policy, which applies to all employees, officers and directors, prohibits transactions that hedge or offset decreases in the value of Company securities.
Committees of the Board of Directors and Meetings
The Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee, each of which operates pursuant to a written charter that is available on our website at www.togrp.com.
Meeting Attendance
During the fiscal year ended December 31, 2022, the Board met a total of twelve times, and the various committees of the Board met a total of ten times. Each director attended more than 75% of the total number of meetings of the Board of Directors and the committees of the Board of Directors on which such director served. The Board has adopted a policy under which each member of the Board is strongly encouraged but not required to attend each annual meeting of our stockholders. Jonathan Segal, Emanuel Hilario, Dimitrios Angelis, Eugene Bullis, Susan Lintonsmith and Haydee Olinger attended our annual meeting of stockholders in 2022.
Audit Committee
Members
This committee currently has five members, Messrs. Bullis (Chair), Angelis and Serruya and Ms. Lintonsmith and Ms. Olinger. All members of the Audit Committee satisfy the current independence standards promulgated by the SEC and by NASDAQ, as such standards apply specifically to members of audit committees. The Board has determined that Mr. Bullis is an “audit committee financial expert,” as defined in Item 407 of Regulation S-K. A copy of the Audit Committee’s written charter is publicly available on our website at www.togrp.com.

Number of Meetings Last Year	Four
Primary Functions
Our Audit Committee’s role and responsibilities are set forth in the Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits.

Compensation Committee
Members	This committee currently has three members, Messrs. Angelis (Chair), Bullis and Serruya. All members of the Compensation Committee qualify as independent under the definition promulgated by NASDAQ.
Number of Meetings Last Year	Five
Primary Functions	Our Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter and include reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board are carried out and that such policies, practices and procedures contribute to our success. Our Compensation Committee also administers our 2019 Equity Incentive Plan. The Compensation Committee is responsible for the determination of the compensation of our Chief Executive Officer, and his compensation without the Chief Executive Officer present.

In establishing compensation amounts for executives, the Compensation Committee seeks to provide compensation that is competitive in light of current market conditions and industry practices. Accordingly, the Compensation Committee annually reviews market data comprising proxy-disclosed data from peer companies and information from nationally recognized published surveys for the restaurant industry, adjusted for size. The market data helps the committee gain perspective on the compensation levels and practices at the peer companies and to assess the relative competitiveness of the compensation paid to the Company’s executives. The market data guides the Compensation Committee in its efforts to set executive compensation levels and program targets at competitive levels for comparable roles in the marketplace. The Compensation Committee then takes into account other factors, such as the importance of each executive officer’s role to the Company, individual expertise, experience, and performance, retention concerns and relevant compensation trends, in making its final compensation determinations.

The Compensation Committee’s independent compensation consultant during fiscal year 2021 was Frederic W. Cook & Co. (“FW Cook”). FW Cook was previously engaged by, and reported directly to, the Compensation Committee, which has the sole authority to hire or fire FW Cook and to approve fee arrangements for work performed. FW Cook assisted the Compensation Committee in fulfilling its responsibilities under its charter, including advising on equity incentive compensation grants to employees, including officers and to directors. The Compensation Committee authorized FW Cook to interact with management on behalf of the Compensation Committee, as needed in connection with advising the Compensation Committee, and FW Cook was included in discussions with management.

In 2021, our Compensation Committee conducted, with the assistance of FW Cook, a comprehensive review of the compensation of Mr. Hilario, our Chief Executive Officer, and recommended to the Board of Directors that Mr. Hilario receive compensation targeted at the 75th percentile of chief executive officer compensation in the Company’s selected peer group, which the Board believed was critical to reflect Mr. Hilario’s efforts in successfully navigating the Company through the COVID-19 crisis, and to reflect Company performance under his leadership in 2020 and 2021, which generally well exceeded the performance of Company peers. The Board also recognized retention risk, and wanted to ensure Mr. Hilario had incentives to stay at the Company and to continue to accelerate Company growth and superior shareholder returns. Among other things, the Company awarded Mr. Hilario 400,000 time-based RSUs on September 24, 2021 to reflect the Company’s performance and total shareholder returns and 500,000 performance-based RSUs and 100,000 time-based RSUs on September 2, 2022.

It is the Compensation Committee’s policy that the Chair of the Compensation Committee or the full Compensation Committee pre-approve any additional services provided to management by an independent compensation consultant.

The Compensation Committee reviews the performance of each named executive officer in light of the above factors and determines whether the named executive officer should receive any increase in base salary or receive a discretionary equity award based on such evaluation. During 2022, the Compensation Committee utilized industry benchmarks and the work performed by FW Cook to determine the appropriate levels of compensation for our named executive officers.

A copy of the Compensation Committee’s written charter is publicly available on our website at www.togrp.com.
Nominating and Governance Committee
Members
Our Nominating and Governance Committee currently has four members, Messrs. Serruya (Chair) and Bullis and Ms. Lintonsmith and Ms. Olinger. The Nominating and Governance Committee’s role and responsibilities are set forth in the Nominating and Governance Committee’s written charter and include evaluating and making recommendations to the full Board as to the size and composition of the Board and its committees, evaluating and making recommendations as to potential candidates for election to the Board, and evaluating current Board members’ performance. All members of the Nominating and Governance Committee qualify as independent under the definition promulgated by NASDAQ.

Number of Meetings Last Year:	One
Primary Functions
If a stockholder wishes to nominate a candidate for director who is not to be included in our proxy statement, it must follow the procedures described in “Stockholder Proposals and Nominations For Director” at the end of this proxy statement.

In addition, under our current corporate governance policies, the Nominating and Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors and officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to propose a candidate for consideration as a nominee by the Nominating and Governance Committee under our corporate governance policies, it should submit such recommendation in writing to: The ONE Group Hospitality, Inc., c/o Corporate Secretary, Nominating and Governance Committee, 1624 Market St., Suite 311, Denver, CO 80202.

The Nominating and Governance Committee considers issues of diversity among its members in identifying and considering nominees for director and strives where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on the Board and its committees.

A copy of the Nominating and Governance Committee’s written charter is publicly available on the Company’s website at www.togrp.com.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Our Audit Committee reviews all transactions in excess of $120,000 between us and a related person, which includes nominees for directors, directors and executive officers and their immediate families and stockholders who beneficially own more than five percent of our outstanding shares of common stock. For its review, the Audit Committee obtains relevant information, including through the review of director and officer questionnaires. In some circumstances, the authority to review and approve or disapprove a transaction is delegated to our Audit Committee chair. The Audit Committee or its chair may approve a related party transaction only after a determination that the transaction is in, or not inconsistent with, the best interests of us and our stockholders, taking into account necessary facts and circumstances. These facts and circumstances will typically include the benefits of the transaction to us; the impact on a director’s independence if the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. No member of the Audit Committee may participate in any review, consideration or approval of any related party transaction with respect to which the member or the member’s immediate family has an interest.
Management of Rivershore Bar & Grill
Rivershore Bar & Grill is owned by Blame it on the Chef, LLC, a limited liability company based in Oregon. Blame it on the Chef, LLC is wholly owned by Emanuel Hilario, the Company’s President and Chief Executive Officer. Effective August 16, 2021, the Company entered into an agreement to provide certain management services typical to services provided under the Company’s other management agreements. In exchange for these services, Blame it on the Chef, LLC pays the Company management fees based upon a percentage of net revenues. The agreement may be terminated by either party with 30 days notice.
Director Nominations
We have an arrangement with David Kanen and Kanen Wealth Management LLC (collectively, the “Kanen Group”) under which the Kanen Group may designate a director acceptable to our Board for election to our Board (a “Designee”), subject to continued share ownership. Pursuant to this arrangement, our Board nominated and our stockholders elected in 2020, Dimitrios Angelis to serve as a Class I director, with a term expiring at our 2023 annual meeting of stockholders. The Kanen Group also agreed to certain customary standstill provisions until the earliest to occur of (i) the end of the term for which a Designee is appointed (or such longer period as the Designee or, in certain circumstances, a replacement director selected pursuant to the agreement, continues to serve on the Board) and (ii) five business days after such date, if any, that the Kanen Group provides written notice to the Company that the Company materially breached any of its commitments under its agreement and where the Company has not cured such breach within 15 business days after such written notice. The standstill provisions generally prohibit the Kanen Group and its affiliates from taking specified actions during the standstill period with respect to the Company and its securities, including, among others: (i) soliciting or participating in the solicitation of proxies; (ii) joining any other “group” or becoming party to any voting arrangement or agreement; (iii) seeking or encouraging others to submit nominations for the election or removal of directors; or (iv) calling any meeting of stockholders, including by written consent, subject to certain conditions. During the standstill period, the Kanen Group has also agreed to vote its shares in favor of the Company’s nominees of existing directors for election to the Board and in accordance with any recommendations of the Board on certain other matters.

2022 DIRECTOR COMPENSATION
For 2022, each non-employee director received a retainer for service on our Board of $112,500 and an additional $12,500 for service as chair of a committee. The retainer was paid 50% in cash and 50% in stock.
The Company reimburses all directors for reasonable expenses incurred traveling to and from Board meetings. The Company does not pay employee directors any compensation for services as a director.
The following table sets forth the compensation paid or earned for the fiscal year ended December 31, 2022 to our non-employee directors.
Name	Stock Awards ($)	Cash ($)	Total
Dimitrios Angelis	$62,500	$62,500	$125,000
Eugene Bullis	$62,500	$62,500	$125,000
Susan Lintonsmith	$56,250	$56,250	$112,500
Haydee Olinger	$56,250	$56,250	$112,500
Michael Serruya	$62,500	$62,500	$125,000
2023 Compensation
For 2023, each non-employee director will receive a retainer of $175,000 in compensation for their service and an additional $12,500 for service as chair of a committee. The 2023 compensation will be paid 40% in cash and 60% in stock.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 2)
Effective March 7, 2023, the Audit Committee appointed Deloitte & Touche LLP (Deloitte & Touche) as our independent registered public accounting firm for the fiscal year ending December 31, 2023. We expect that representatives of Deloitte & Touche will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.
In deciding to appoint Deloitte & Touche, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Deloitte & Touche and concluded that Deloitte & Touche has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2023.
The following table presents fees for professional services rendered (a) by Deloitte & Touche LLP for services rendered during the years ended December 31, 2022 and 2021 and (b) Plante & Moran, PLLC for services rendered for the first quarter 2021 review and consents provided for various registration statements.
	2022	2021
Audit fees
Deloitte & Touche LLP(1)	$1,094,857	$616,889
Previous Auditor (Plante & Moran)(2)	12,100	41,060
Audit related fees	—	—
Tax fees(3)	42,000	115,500
All other fees	—	—
Total	$1,148,957	$773,449

(1)
Audit fees consisted of audit work performed in the audit of the annual financial statements, review of quarterly financial statements and consents provided for various registration statements.

(2)
In 2022, audits fees for the previous auditor included consents provided for the 2021 Form 10-K and Form S-8 registration statement. In 2021, audit fees included review of the quarter ended March 31, 2021 and consents provided for various registration statements.

(3)
Tax fees paid to Deloitte & Touche LLP consisted of transfer pricing studies associated with the Company’s international operations.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Public Accountant
Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.
Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.
1.
Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.
Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.
Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.
Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.
The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.
In the event the stockholders do not ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.
Required Vote
The affirmative vote of a majority of the votes cast by the stockholders present or represented by proxy and entitled to vote at the annual meeting affirmatively or negatively at the annual meeting is required to ratify the appointment of the independent registered public accounting firm.
Recommendation
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CERTAIN INFORMATION REGARDING SECURITY HOLDERS
The following table sets forth the number of shares of our common stock beneficially owned as of April 6, 2023, by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each of our directors and named executive officers and (iii) all current officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of our common stock that may be acquired by an individual or group within 60 days of April 6, 2023, pursuant to the exercise of options, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
Percentage ownership calculations for beneficial ownership are based on 31,881,078 shares outstanding as of April 6, 2023. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. The address for each director and executive officer listed is 1624 Market St., Suite 311, Denver, CO 80202.
Name	Number of Shares	Number of Shares Subject to Options within 60 days	Number of Shares Subject to RSUs	Total(1)	Percent
Kanen Wealth Management, LLC(2).	4,501,816	—	—	4,501,816	14.1%
Jonathan Segal	3,969,108	532,358	—	4,501,466	13.9%
Emanuel Hilario	858,727	368,000	—	1,226,727	3.8%
Tyler Loy	93,786	—	—	93,786	*
Michael Serruya(3)	369,189	—	—	369,189	1.2%
Eugene Bullis	139,971	—		139,971	*
Dimitrios Angelis	118,542	—	—	118,542	*
Susan Lintonsmith	17,716	—	—	17,716	*
Haydee Olinger	21,716	—	—	21,716	*
All executive officers & director as a group	5,588,755	900,358	—	6,489,113	19.8%

*
Represents less than 1% of the issued and outstanding shares.

(1)
All securities are beneficially owned directly by the persons listed on the table (except as otherwise indicated).

(2)
Based solely on Amendment No. 7 to Schedule 13D filed with the SEC on February 27, 2023 by Kanen Wealth Management LLC, a Florida limited liability company (“KWM”), and David L. Kanen, the managing member for KWM. KWM, in its role as investment manager for customer accounts, has discretionary voting and dispositive power over the shares of common stock held in the accounts. Mr. Kanen, as the managing member of KWM, may be deemed to share voting and dispositive power over such shares of common stock with KWM. KWM, as the general partner of Philotimo, and Mr. Kanen, as the managing member of KWM, may be deemed to share voting and dispositive power over the shares of common stock held by Philotimo. Mr. Kanen, as the managing member of KWM, may be deemed the beneficial owner of the shares owned by KWM and Philotimo. The shares beneficially owned includes 125,000 shares of common stock issuable upon exercise of warrants owned by the reporting persons. The address for Kanen Wealth Management, LLC is 5850 Coral Ridge Drive, Suite 309 Coral Springs, FL 33076.

(3)
Includes 147,712 shares of common stock held by MOS Holdings Inc., an entity owned by Mr. Serruya.

EXECUTIVE COMPENSATION
The following table shows the total compensation paid or accrued during the last two fiscal years ended December 31, 2022 and 2021 to (i) our President and Chief Executive Officer and (ii) our next two most highly compensated executive officers who earned more than $100,000 and served as executive officers during the fiscal year ended 2022.
Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards	Non Equity Incentive Plan Compensation	Other(5)	Total
Emanuel Hilario(2) President and Chief Executive Officer	2022	$700,000	$0	$4,296,404	$0	$297,500	$37,462	$5,331,366
	2021	$622,742	$0	$5,338,503	$0	$665,000	$37,462	$6,663,707
Tyler Loy(3) Chief Financial Officer	2022	$297,116	$0	$476,258	$0	$65,000	$5,769	$844,143
	2021	$278,942	$0	$121,316	$0	$82,935	$5,481	$488,674
Jonathan Segal(4) Executive Chairman	2022	$350,000	$0	$180,467	$0	$45,938	$6,730	$583,135
	2021	$350,000	$0	$131,255	$0	$123,047	$6,730	$611,032

(1)
The amounts reflect the grant date fair value of restricted stock units (“RSUs”) issued for the respective year pursuant to the 2019 Equity Incentive Plan.

(2)
The 2022 stock awards are composed of the following: (a) 30,488 RSUs awarded on May 18, 2022 which vest on the one year anniversary date; (b) 500,000 RSUs awarded on September 2, 2022 with both a market condition and time element (the RSUs may be earned based on achieving common stock price targets within four consecutive 12-month calculation periods; RSUs not earned in a calculation period may be earned in a subsequent calculation period, and may be earned early; RSUs vest and are settled in the period in which specified targets are met, except that if a target for a future period is met early, the earned shares then vest ratably at the end of each subsequent 12-month calculation period); (c) 100,000 RSUs awarded on September 2, 2022 which vest ratably in annual installments over four years beginning on September 2, 2023; and (d) 46,032 RSUs awarded on March 7, 2023 in recognition of 2022 performance which vest ratably in annual installments over three years.

The 2021 stock awards are composed of the following: (a) 150,000 RSUs awarded on January 6, 2021 of which 50,000 vested immediately and the remaining 100,000 RSUs vest ratably in annual installments over three years; (b) 400,000 RSUs awarded on September 24, 2021 which vest ratably in annual installments over four years beginning on August 31, 2022; and (c) 30,919 RSUs awarded on March 1, 2022 which vest ratably in annual installments over three years.
(3)
The 2022 stock awards are composed of the following: (a) 3,724 RSUs awarded on May 18, 2022 which vest on the one year anniversary date; (b) 30,000 RSUs awarded on May 18, 2022 which vest ratably in annual installments over three years; and (c) 21,793 RSUs awarded on March 7, 2023 which vest ratably in annual installments over three years. The 2021 stock awards are composed of the following: (a) 6,000 RSUs awarded on August 10, 2021 which vest ratably in annual installments over three years and (b) 5,035 RSUs awarded on March 1, 2022 which vest ratably in annual installments over three years.

(4)
The 2022 stock awards are composed of the following: (a) 5,716 RSUs awarded on May 18, 2022 which vest on the one year anniversary date; and (b) 15,387 RSUs awarded on March 7, 2023 which vest ratably in annual installments over three years. The 2021 stock award is composed of 11,595 RSUs awarded on March 1, 2021 which vest ratably in annual installments over three years.

(5)
Other includes 53rd week of salary paid in December for all salaried employees. Mr. Hilario’s 2022 and 2021 amount includes $24,000 in transportation allowance.

Pay Versus Performance
The table below shows the total compensation for our NEOs for the past two fiscal years as set forth in the Summary Compensation Table, the “Compensation Actually Paid” (“CAP”) to our CEO, and, averages of calculated compensation actually paid for our other NEOs, together with shareholder returns and net income. CAP figures do not reflect the actual amount of compensation earned by or paid to our NEOs during the applicable year. For information regarding the decisions made by our Compensation Committee in regards to the NEOs’ compensation for each fiscal year, please see the Compensation Discussion & Analysis section of the proxy statement.
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)(5)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(3)(5)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(4)	Net Income
2022	$5,331,366	$796,321	$713,639	$173,171	$170	$13,534,000
2021	$6,663,707	$13,129,443	$549,854	$2,470,944	$341	$31,348,000

(1)
The Principal Executive Officer (“PEO”) in fiscal years 2022 and 2021 is Emanuel Hilario.

(2)
Adjustments have been made as of each measurement date using the stock price as of the measurement date. Performance-based RSU grant date fair value is calculated using ASC 718 at target-level performance. The Company’s valuation assumptions are described in Note 12, “Employee Benefit Plans,” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2022.

(3)
The NEOs included in the calculation of average NEO compensation in fiscal years 2022 and 2021 are Jonathan Segal and Tyler Loy.

(4)
Total shareholder return lists a cumulative total shareholder return at the end of each fiscal year assuming $100 was invested in our stock on the last trading day before the beginning of the earliest fiscal year in the table. The stock price performance included in this column is not necessarily indicative of future stock price performance.

(5)
SEC rules require certain adjustments to be made to the Summary Compensation Table totals to determine the CAP as reported in the Pay Versus Performance Table. CAP does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather as a value calculated under applicable SEC rules. In general, CAP is calculated as Summary Compensation Table total compensation adjusted to reflect certain changes in the fair market value of outstanding equity awards as of December 31 of the applicable year or, if earlier, the vesting date (rather than the grant date). The following table details the applicable adjustments that were made to determine CAP.

	2021		2022
	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Total Compensation as reported in Summary Compensation Table	$6,663,707	$549,854	$5,331,366	$713,639
Deduct: Equity award amounts based on grant date fair values	(5,338,503)	(126,286)	(4,296,405)	(328,362)
Add: Year-end fair value of any equity awards granted in the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year	7,228,342	287,546	4,166,864	176,621
Add: Amount of change in fair value as of the end of the covered fiscal year (from the end of the prior fiscal year) of any awards granted in prior years that are outstanding and unvested as of the end of the covered fiscal year	2,943,080	545,919	(3,505,445)	(281,345)
Add: Fair value as of the vesting date for awards that are granted and vest in the same covered fiscal year	185,500	—	—	—
Add: Amount of change in fair value from the end of the prior fiscal year to the vesting date for awards granted in prior years that vested in the covered fiscal year	1,447,317	1,213,911	(900,059)	(107,382)
Deduct: Amount of fair value at the end of the prior fiscal year for awards granted in prior years that were forfeited during the covered fiscal year	—	—	—	—
Add: Dollar value of other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the covered fiscal year	—	—	—	—
Compensation Actually Paid	$13,129,443	$2,470,944	$796,321	$173,171
Analysis of Information Presented in the Pay Versus Performance Table
The Compensation Committee does not typically use total shareholder return (“TSR”) or net income in establishing compensation programs, although in 2022 it awarded to the PEO 500,000 RSUs that are earned based on year-over-year increases in stock value. The Company uses several other performance measures to align executive compensation with performance, see “Executive Compensation” on page 26 and “Approval of Executive Compensation as Disclosed in this Proxy Statement” on page 36. Part of the compensation our NEOs are eligible to receive consists of annual incentive cash performance bonuses and long-term equity incentive awards that are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals, subject to certain criteria.
CAP to our PEO and average NEO tracks our TSR performance because CAP values reflect changes in the value of equity awards, which fluctuate with changes in our stock price. Because our PEO received large contingent equity compensation awards in 2021 and 2022, and because our stock price has fluctuated significantly in the specified periods, this is particularly true for his CAP.
CAP to our PEO and average NEO tracks net income to the extent that a portion of annual cash bonus and annual long-term incentive plan awards are based on achieving target Adjusted EBITDA, which is closely related to net income. (Adjusted EBITDA is net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, pre-opening expenses, gains and losses including incremental costs related to COVID-19, stock-based compensation and certain transactional costs.) See “Approval of Executive Compensation as Disclosed in this Proxy Statement” on page  36.

Employment Agreements with Executive Officers
President and Chief Executive Officer
HILARIO AGREEMENT HIGHLIGHTS:
Employment Agreement Highlights
Date of Agreement:	September 2, 2022
Term of Agreement:	Five Years
Base Salary:	$700,000 (current)
Bonus Rate:	100%
Separation Highlights:
Accrued Obligations
18 Months of Monthly Salary (paid monthly)
Bonus Amount paid for 18 months
Immediate Vesting of any Equity having vest dates 18 months in the future.
Cobra payments for 18 months
Emanuel Hilario serves as our President and Chief Executive Officer pursuant to an employment agreement dated September 2, 2022 (“Hilario Agreement”). The Hilario Agreement amends and restates in its entirety the Employment Agreement dated September 24, 2021. The Hilario Agreement provides for a term of five years, with such term automatically extending for additional one-year periods unless either party provides 90 days written notice of a rejection of the renewal prior to the commencement of the renewal term. Mr. Hilario receives an annual base salary of $700,000, and thereafter he is entitled to receive increases (but no decreases) in his base salary as determined by the Company’s Board or Compensation Committee. Effective July 1, 2021, the Compensation Committee, based on a study by its compensation consultant, approved an increase in Mr. Hilario’s salary to $700,000. In addition, Mr. Hilario is eligible to receive incentive compensation for each calendar year during the term of the Hilario Agreement in an amount targeted at 100% of his then-effective annual base salary, based in part upon achievement of individual and corporate performance objectives determined by the Board. Mr. Hilario will be eligible to receive a bonus in excess of the target if the Company’s performance exceeds 100% of the targeted goals, and an amount below the target amount will be paid if actual performance equals at least a minimum threshold, each as approved by the Board in consultation with Mr. Hilario when annual performance goals are established. Mr. Hilario is also eligible to participate in the Company’s long term incentive program in an amount targeted at 50% of his then-effective annual base salary, based upon achievement of corporate performance objectives. Whether Mr. Hilario receives incentive compensation, and the amount of the incentive compensation, will be determined by the Board in its sole absolute discretion, except that any portion of the incentive compensation that the Board determines to be based on targeted goals will be considered non-discretionary and payable based on achievement of the goals. Mr. Hilario is eligible to participate in the Company’s 401(k) plan, health plans and other benefits on the same terms as other salaried employees.
Noncompetition; Non-Solicitation
Under the Hilario Agreement, for a period of 18 months after the date on which his employment is terminated for any reason, Mr. Hilario is prohibited from (a) engaging in any Competing Business within any geographic area where the Company or its subsidiaries conducts, or plans to conduct, business at the time of his termination, (b) persuading or attempting to persuade any Customer, Prospective Customer or Supplier to cease doing business with an Interested Party or reduce the amount of business it does with an Interested Party, (c) persuading or attempting to persuade any Service Provider to cease providing services to an Interested Party, or (d) soliciting for hire or hiring for himself or for any third party any Service Provider unless such person’s employment was terminated by the Company or any of its affiliates or such person responded to a “blind advertisement”. All capitalized terms in this paragraph have the respective meanings set forth in the Hilario Agreement.

Termination
If the Hilario Agreement is terminated by the Company for cause, or by the executive without good reason, or due to his death or disability, the Company must pay him or his estate any earned but unpaid salary, any unpaid portion of the incentive compensation (“bonus”) from the prior year, any accrued vacation time, any vested benefits he may have under any employee benefit plan, and any unpaid expense reimbursement accrued through the date of termination (the “Hilario Accrued Obligations”).
If the Hilario Agreement is terminated (i) by the Company without cause or (ii) by the executive for good reason, the Company must pay Mr. Hilario: (1) the Accrued Obligations earned through the date of termination; (2) an amount of his base salary equal to his current base salary over an 18 month period, such payments to be made in accordance with Company’s normal payroll practices, less all customary and required taxes and employment-related deductions; (3) an amount of his incentive compensation equal to a monthly amount equal to one-twelfth of the target bonus for an 18 month period, based on year-to-date performance as determined by the Board in good faith (to the extent milestones for such bonus have not yet been agreed upon as of the termination, reference will be made to the milestones established for the prior year); (4) any equity awards that vest over time and are unvested as of the termination date will be accelerated such that the portion of the equity awards that would have vested in the following 18 month period will vest as of the termination date; and (5) an amount equal to the “COBRA” premium for as long as Mr. Hilario, and if applicable, Mr. Hilario’s dependents are eligible for COBRA, subject to a maximum of 18 months.
If Mr. Hilario’s employment is terminated within 24 months following a change of control and upon the fulfillment of certain other conditions, Mr. Hilario is entitled to receive his severance in a lump sum. In addition, any equity awards subject to vesting will vest immediately before a change of control of the Company.
Executive Chairman of the Board of Directors
SEGAL AGREEMENT HIGHLIGHTS:
Employment Agreement Highlights
Date of Agreement:	October 30, 2017
Term of Agreement:
Initial	Three Years
Renewal Term	Renewable for one-year terms
Base Salary:	$350,000 (current)
Bonus Rate:	75%
Separation Highlights:
Accrued Obligations
24 Months of Monthly Salary (paid monthly)
Pro Rata Bonus Amount for the Year during which the separation takes place
Jonathan Segal serves as our Executive Chairman of the Board of Directors pursuant to an amended and restated employment agreement dated October 30, 2017 (“Segal Agreement”). The Segal Agreement provides for a term of three years, with such term automatically extending for additional one-year periods unless either party provides 90 days written notice prior to the commencement of the renewal term. Mr. Segal initially received an annual base salary of $350,000, and thereafter he is entitled to receive such increases (but no decreases) in his base salary as the Board or compensation committee thereof may approve in its sole discretion from time to time, but not less than annually. In addition, Mr. Segal is eligible to receive incentive compensation for each calendar year during the term of the Segal Agreement in an amount targeted at 75% of his then- effective annual base salary, based in part upon achievement of individual and corporate performance objectives as determined by the Board. Mr. Segal will be eligible to receive a bonus in excess of the target if the Company’s performance exceeds 100% of the targeted goals, and an amount below the target amount will be payable if actual performance equals at least a minimum threshold, each as approved by the Board in consultation with Mr. Segal at the time the annual performance goals are established. Whether Mr. Segal receives incentive compensation, and the amount of any such incentive compensation, will be determined by the Board in its sole discretion, except that any portion of the incentive compensation that the Board determines to be based on targeted goals will be considered non-discretionary and payable based on achievement of such goals. Mr. Segal is eligible to participate in the Company’s 401(k) plan, health plans and other benefits on the same terms as other salaried employees.
Noncompetition; Non-Solicitation
Under the Segal Agreement, for a period of 24 months after the date on which his employment is terminated for any reason, Mr. Segal is prohibited from (a) engaging in any Competing Business within any geographic area where the Company or its subsidiaries conducts, or plans to conduct, business at the time of his termination, (b) persuading or attempting to persuade any Customer, Prospective Customer or Supplier to cease doing business with an Interested Party or reduce the amount of business it does with an Interested Party, (c) persuading or attempting to persuade any Service Provider to cease providing services to an Interested Party, or (d) soliciting for hire or hiring for himself or for any third party any Service Provider unless such person’s employment was terminated by the Company or any of its affiliates or such person responded to a “blind advertisement”. All capitalized terms in this paragraph have the respective meanings set forth in the Segal Agreement.
Termination
If the Segal Agreement is terminated by the Company for cause, or by Mr. Segal without good reason, the Company must pay him any earned but unpaid salary, any unpaid portion of the incentive compensation (“bonus”) from the prior year, any accrued vacation time, any vested benefits he may have under any employee benefit plan, and any unpaid expense reimbursement accrued through the date of termination (the “Segal Accrued Obligations”).
If the Segal Agreement is terminated (i) by the Company without cause or (ii) by the executive for good reason, then the Company must pay Mr. Segal: (1) the Segal Accrued Obligations earned through the date of termination; (2) an amount of his base salary equal to his current base salary over a 24 month period, such payments to be made in accordance with Company’s normal payroll practices, less all customary and required taxes and employment-related deductions; (3) an amount of his bonus compensation equal to a pro rata portion of the bonus for the year in which the termination occurs, based on year-to-date performance as determined by the Board in good faith, payable when other senior executives receive their annual bonuses for such year, and in no event later than March 15 of the year following the year in which the termination occurs (to the extent milestones for such bonus have not yet been agreed upon as of the termination, reference will be made to the milestones established for the prior year); and (4) an amount equal to the “COBRA” premium for as long as Mr. Segal and, if applicable, Mr. Segal’s dependents are eligible for COBRA, subject to a maximum of 18 months.
If Mr. Segal’s employment is terminated as a result of his death or disability, the Company must pay him or his estate, as applicable, (1) the Segal Accrued Obligations earned through the date of termination and (2) a portion of the bonus that he would have been eligible to receive for days employed by the Company in the year in which his death or disability occurs, determined by multiplying (x) the bonus based on the actual level of achievement of the applicable performance goals for such year, by (y) a fraction, the numerator of which is the number of days up to and including the date of termination, and the denominator of which is 365, such amount to be paid in the same time and the same form as the bonus otherwise would be paid. In the event of the death or disability, vested options held by Mr. Segal may be exercised by him or his survivors, as applicable, to the extent exercisable at the time of death for a period of one year from the time of death or disability.
If Mr. Segal’s employment is terminated within 12 months following a change of control and upon the fulfillment of certain other conditions, then (1) notwithstanding the vesting and exercisability schedule in any stock option agreement between the Company and Mr. Segal, all unvested stock options granted by the Company to Mr. Segal will immediately vest and become exercisable and remain exercisable for not less than 360 days thereafter, and (2) Mr. Segal will be entitled to receive his severance; provided, however, that if such lump sum severance payment, either alone or together with other payments or benefits, either cash or non-cash, that the executive has the right to receive from the Company, including, but not limited to, accelerated vesting or payment of any deferred compensation, options, stock appreciation rights or any benefits payable to the executive under any plan for the benefit of employees, would constitute an “excess parachute payment” (as defined in Section 280G of the Internal Revenue Code of 1986), then such lump sum severance payment or other benefit will be reduced to the largest amount that will not result in receipt by the executive of an excess parachute payment. The determination of the amount of the payment described in this subsection will be made by the Company’s independent auditors at the sole expense of the Company. For purposes of clarification the value of any options described above will be determined by the Company’s independent auditors using a Black-Scholes valuation methodology.
Chief Financial Officer
Tyler Loy has served as the Chief Financial Officer of the Company since April 1, 2019. Mr. Loy served as the Company’s Vice President of Strategy from September 24, 2018 until April 1, 2019. If Mr. Loy’s employment is terminated in connection with a change of control for a reason other than cause, the Company will pay Mr. Loy his salary for 26 weeks following the termination in accordance with the Company’s payroll practices.
Outstanding Equity Awards at Fiscal Year-End
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Exercise Expiration	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Unites of Stock that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Emanuel Hilario	300,000	—	—	$1.42	10/30/2027	1,216,945(1)	$7,667,000	—	—
	68,000	—	—	$2.99	2/18/2029	—	—	—	—
Jonathan Segal.	397,008	—	—	$5.00	10/16/2023	70,131(2)	$441,825	—	—
	79,402	—	—	$5.00	10/16/2023	—	—	—	—
	55,942	—	—	$2.73	4/08/2026	—	—	—	—
Tyler Loy	—	—	—	—	—	75,113(3)	$473,214	—	—

(1)
RSUs for 420,168 shares granted on March 24, 2020 vest ratably over three years beginning on March 24, 2021. RSUs for 100,000 shares granted on January 6, 2021 vest ratably over three years. RSUs for 73,223 shares granted on March 9, 2021 vest ratably over three years. RSUS for 400,000 shares granted on September 23, 2021 vest over four years beginning on August 31, 2022. RSUs for 30,919 shares granted on March 1, 2022 vest ratably over three years. RSUs for 30,488 shares granted on May 18, 2022 vest on the one year anniversary date. RSUs for 100,000 shares granted on September 2, 2022 vest ratably in annual installments over four years. RSUs for 500,000 shares granted on September 2, 2022 contain both a market condition and time element. The RSUs may be earned based on achieving common stock price targets within four consecutive 12-month calculation periods. RSUs not earned in a calculation period may be earned in a subsequent calculation period, and may be earned early. RSUs vest and are settled in the period in which specified targets are met, except that if a target for a future period is met early, the earned shares then vest ratably at the end of each subsequent 12-month calculation period.

(2)
The RSUs for 110,294 granted on March 24, 2020 vest ratably over three years. The RSUs for 24,083 shares granted on March 9, 2021 vest ratably over three years. The RSUs for 11,595 shares granted on March 1, 2022 vest ratably over three years. The RSUs for 5,716 shares granted on May 18, 2022 vest on the one year anniversary date.

(3)
The RSUs for 40,000 shares granted on November 8, 2018 vests ratably over five years. The RSUs for 42,017 granted on March 24, 2020 vest ratably over three years. The RSUs for 15,523 shares granted on March 9, 2021 vest ratably over three years. The RSUs for 6,000 shares granted on August 10, 2021 vest ratably over three years. The RSUs for 5,035 shares granted on March 1, 2022 vest ratably over three years. The RSUs for 3,724 shares granted on May 18, 2022 vest on the one year anniversary date. The RSUs for 30,000 shares granted on May 18, 2022 vest ratably over three years.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information as of December 31, 2022, with respect to compensation plans under which equity securities of the Company are authorized for issuance.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants or rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(1)
Equity compensation plans not approved by security holders	3,026,784	$5.37	3,727,848
Equity compensation plans not approved by security holders	—	—	—

(1)
In addition to issuing securities upon the exercise of options, warrants or rights, under our 2019 Equity Incentive Plan, we may grant stock (with or without restrictions) and other stock-based awards to employees, consultants and directors.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in the ownership of our common stock and other equity securities. Such persons are required to furnish us copies of all Section 16(a) filings.
Based solely upon a review of the copies of the forms furnished to us, there were no reports required to be filed in 2022 pursuant to Section 16(a) of the Exchange Act that were not filed on a timely basis except for a delinquent Form 5 for Jonathan Segal’s gift of shares on October 3, 2022.

REPORT OF AUDIT COMMITTEE
The Audit Committee of the Board, which consists entirely of directors who meet the independence and experience requirements of The NASDAQ Stock Market, has furnished the following report.
The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. The Audit Committee’s role and responsibilities are set forth in the charter adopted by the Board, which is available on our website at www.togrp.com. The Audit Committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Deloitte & Touche LLP in fulfilling its responsibilities for the financial statements for fiscal year December 31, 2022, the Audit Committee took the following actions:
•
Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management and Deloitte & Touche LLP, our independent registered public accounting firm;

•
Discussed with Deloitte & Touche LLP the matters required to be discussed in accordance with Auditing Standard No. 1301, Communications with Audit Committees; and

•
Received written disclosures and the letter from Deloitte & Touche LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board, and the Audit Committee further discussed with Deloitte & Touche LLP their independence.

The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.
Based on the Audit Committee’s review of the audited financial statements and discussions with management and Deloitte & Touche LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K, for the fiscal year ended December 31, 2022 for filing with the SEC.
Members of The ONE Group Hospitality, Inc.
Audit Committee
Eugene M. Bullis, Chair
Dimitrios Angelis
Susan Lintonsmith
Haydee Olinger
Michael Serruya

APPROVAL OF EXECUTIVE COMPENSATION AS DISCLOSED
IN THIS PROXY STATEMENT
(Proposal 3)
We are seeking your advisory vote as required by Section 14A of the Securities Exchange Act of 1934 on the approval of the compensation of our named executive officers as described in the Executive Officer and Director Compensation section of this proxy statement in the compensation tables and related disclosures. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board. However, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. We have determined to hold an advisory vote to approve the compensation of our named executive officers annually, and the next such advisory vote will occur at the 2023 Annual Meeting of Stockholders.
Our Compensation Program and Philosophy
The objective of the compensation program for our named executive officers is to motivate and reward fairly those individuals who perform over time at or above the levels that we expect and to attract, as needed, and retain individuals with the skills necessary to achieve our objectives. Our compensation program is also designed to reinforce a sense of ownership and to link compensation to the Company’s performance as well as the performance of each of our named executive officers.
We rely on qualified, highly skilled and talented employees who have experience in the restaurant and hospitality industries to execute our business plan and strategy. Thus, our compensation program is patterned in a manner similar to companies in these industries in order to attract and retain talented employees who may have other opportunities in these industry areas.
Our compensation program consists of these general elements:
•
a fixed portion of compensation to retain and provide a base level of compensation to our named executive officers;

•
an annual incentive cash performance bonus; and

•
long-term equity incentive awards.

The total amount and mixture of the compensation for our executive compensation program is periodically reviewed and analyzed using current publicly available market data, market trends in the Company’s industry and reviews of compensation and benefits surveys. In addition to survey data, we occasionally use compensation consultants to analyze the elements of our compensation program. In addition, the Compensation Committee subjectively considers the overall value to us of each named executive officer in light of numerous factors, including, but not limited to, the following:
•
our competitive position;

•
our financial performance and the contribution of each individual to our financial performance;

•
individual performance, including past and expected contribution to our corporate goals and execution of our business plan and strategy; and

•
our long-term needs and operational goals, including attracting and retaining key management personnel.

Long-Term Incentive Awards:   The goal of our equity-based incentive awards is to align the interests of our executives with those of our stockholders and to provide executives with long-term incentive to manage the Company from the perspective of an owner with equity in the business. Because vesting of our stock awards is based on continued employment, our equity-based incentives also facilitate the retention of executives through the term of the awards. Generally, we believe that our share-based compensation program has proven to be an effective tool for meeting our goals of increasing long-term stockholder value by tying the value of the equity-based incentives to future stock performance.
The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and objectives and in achieving our goals.

NEO Compensation in 2022
We believe the aggregate compensation paid to our NEOs in 2022 was appropriate and that compensation appropriately weighted performance measures.
Mr. Hilario’s compensation package for the last two years was the amount we believed was equitable to retain him as our Chief Executive Officer and comprised base salary, 100% performance incentive bonus potential and the grant of RSUs. See “Employment Agreements with Executive Officers — President and Chief Executive Officer.”
For 2022, our NEOs were eligible to earn an annual incentive cash bonus calculated as a percentage of their base salary upon attaining specified performance measures as follows: Mr. Hilario — 100%; Mr. Loy — 50%; Mr. Segal — 75%. Each of Mr. Hilario, Mr. Segal, and Mr. Loy received incentive bonuses based on the attainment of Adjusted EBITDA relative to the Adjusted EBITDA Target of $50 million consolidated (75% allocation), and the attainment of prescribed individual goals (25% allocation). Each component is further adjusted by the individual’s goal performance factor. The Fiscal 2022 EBITDA was 30% of target.
The goals for 2022 for the executive team were as follows:
Grow Sales / Ensure the Delivery of High Quality VIBE Experiences to Every Guest Every Time
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Increase average reputation scores, secret shopper scores and likely to recommend scores; and

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Deliver average weekly sales volume goals.

Improve Restaurant Profitability
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Achieve cost of goods targets; and

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Achieve restaurant labor targets.

Reduce General and Administrative Expenses (as a percent of total revenues)
Unit Growth
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Keep 20 active STK, Kona Grill and hospitality deals in the pipeline.

Other Administrative Goals
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Achieve accelerated financial reporting and forecasting cycle;

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Reduce costs in legal and other administrative functions; and

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Create efficiencies and automation in processes across the organization.

For additional information about compensation arrangements, see “Executive Officer and Director Compensation — Summary Compensation Table.”
2022 Performance
We believe our compensation structure, including our bonus structure, appropriately compensated our executive officers as they steered the Company through the inflationary environment in 2022 and contributed to our record-setting sales performance in 2022 including the following (see pages 23-26 and 29 of our Annual Report on Form 10-K for the year ended December 31, 2022 for descriptions of Restaurant Operating Profit, Adjusted EBITDA and Comparable sales, and reconciliation to GAAP numbers).
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Total GAAP revenues increased 14.2% to $316.6 million from $277.2 million in 2021;

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GAAP net income attributable to The ONE Group was $13.5 million, or $0.40 net income per share compared to $31.3 million, or $0.93 net income per share in 2021. Net income for 2021 included a gain of $18.5M or $0.55 per share for forgiveness of CARES Act Loans;

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Restaurant Operating Profit was $50.8 million or 16.9% of Owned Restaurant Net Revenue; and

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Adjusted EBITDA was $41.3 million compared to $42.7 million in 2021.

Comparable sales for 2022 compared to 2021 were as follows:
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Consolidated comparable sales increased 10.8%;

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Comparable sales for STK increased 17.1%; and

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Comparable sales for Kona Grill increased 2.5%

Comparable sales for 2022 compared to 2019 periods, which we show to compare results to pre-COVID 19 pandemic, were as follows:
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Consolidated comparable sales increased 47.7%;

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Comparable sales for STK increased 69.1%; and

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Comparable sales for Kona Grill increased 26.3%

2023 Compensation
Fundamentally, our goals for 2023 are in line with goals established in 2022 and those are to grow the business profitably through increased sales, reduced expenses and profitable, new unit growth.
For 2023, base salaries for our named executive officers are as follows: Emanuel Hilario $700,000; Jonathan Segal $350,000 and Tyler Loy $325,000.
Say-on-Pay Vote
Because your vote is advisory, it will not be binding on our Compensation Committee or our Board, nor will it directly affect or otherwise limit any compensation or award arrangements that have already been granted to any of our named executive officers. However, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. In accordance with the rules recently adopted by the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the 2023 annual meeting:
“RESOLVED, that the compensation paid to the named executive officers of The ONE Group Hospitality, Inc., as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and the related material disclosed in this proxy statement, is hereby APPROVED.”
Required Vote
The affirmative vote of a majority of the votes cast by the stockholders present or represented by proxy and entitled to vote at the annual meeting affirmatively or negatively at the annual meeting is required to approve, on an advisory basis, this resolution.
Recommendation
THE BOARD RECOMMENDS YOU VOTE FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF CONDUCT AND ETHICS
We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officer. The code of conduct and ethics is available on our website at www.togrp.com. We intend to publicly disclose any amendment to and any waiver of the Code of Conduct and Ethics on our website.
OTHER MATTERS
The Board knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR
To be considered for inclusion in the proxy statement relating to our 2024 Annual Meeting of Stockholders, we must receive stockholder proposals (other than for director nominations) no later than December 9, 2023 (120 days before the anniversary of the date notice was mailed for the prior year’s meeting mailing date). To be considered for presentation at the 2024 Annual Meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no later than the close of business on February 17, 2024 (90 days before the anniversary of the prior year’s meeting) and no earlier than the opening of business on January 18, 2024 (120 days before the anniversary of the prior year’s meeting). Proposals that are not received in a timely manner will not be voted on at the 2024 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of the Secretary of The ONE Group Hospitality, Inc., 1624 Market St., Suite 311, Denver, CO 80202.
Denver, Colorado
April 6, 2023

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

THE ONE GROUP HOSPITALITY, INC.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3.

Please mark your votes like this ☒

1. Election of two Class I Directors:

Class I Nominees:	FOR NOMINEE	WITHHOLD AUTHORITY FOR NOMINEE
(1) Dimitrios Angelis	☐	☐
(2) Michael Serruya	☐	☐

FOR	AGAINST	ABSTAIN
☐	☐	☐

FOR	AGAINST	ABSTAIN
☐	☐	☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

____

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To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THE SHARES REPRESENTED WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3, AND IN ACCORDANCE WITH THE PROXIES' DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

CONTROL NUMBER

Signature______________________ **Signature, if held jointly**______________________ **Date**__________, **2023**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.Voteby lnternet - Q UI CKE A SYIM MEDI ATE -24 Hours a Day, 7 Days a Week or by Mail THE ONE GROUP HOSPITALITY, INC. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked1 signed and returned your proxy card. Votes submitted electronically over the Internet must be receivedby 11:59 p,m., Eastern Time1 on May 16, 2023.r7IIH ERNET/MOBILE -'-r' www.cstproxyvote.comUse the lntemet to vote your proxy. Have yourpNJTffOfn'V INTHE IRDI SCRETION .THEPROX IE SARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR (2)Michael Serruya2.Proposal to ratify the appointment □ To change the address on your account. ple.lSe check of 0-eloitt e & Touch e LLP as the C.Om pa ny's I ndependent reg istered pub lic accounting finn for thefiscal yearending December 31. 2023.3.Proposal to approve. by an .ldvisory vote. lhe compensa:ion of our named executive officers. □□□rOR AllANST A8STAN the box at right and incifcate your new address in theaddress space above. Please note tha: changes to the registered name{s) on the acoount may not be submitted via this method.THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WIU BE VOT ED AS DIRECTED BY THE UNDERSIGNED. If NO OIRECTHJN IS GIVEN, THESHARES REPRESENTED WILL BE VOTED " FOR'' THE NOMINEES LI STED IN PROPOSAL 1, " FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3, ANO IN ACCORDANCE WITH THE PROXIES• DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.CONTROL NUMBER

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THE ONE GROUP HOSPITALITY, INC.

The undersigned, having received notice of the meeting and the proxy statement of THE ONE GROUP HOSPITALITY, INC. (the "Company"), and revoking all prior proxies, hereby appoint(s) Emanuel Hilario, Tyler Loy and Christi Hing, and each of them, as proxies or proxy of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of the Company to be held at STK, 1550 Market St., Denver, CO 80202, on Wednesday, May 17, 2023 at 11:00 a.m. local time, and at any adjournment sessions thereof, and there to vote on the matters in respect of all shares of stock of the Company which the undersigned is entitled to vote specified below with all the powers the undersigned would possess if personally present.

PLEASE VOTE, DATE, AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Comments: ____

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(Continued and to be marked, dated and signed, on the reverse side)

THE ONE GROUP HOSPITALITY, INC.1624 Market St. Suite 311 Denver, CO 80202IMPORTANTNOTICE REGARDING THE AVAILAB ILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2023The Notice of Annual Meeting, Proxy Statement and 2022 Annua l Report are available on the Company's website at https://www.togrp.com/proxy.htmI PROXY •FOLD HERE • DO NOT S EPARATE • INSERT IN ENVELOPE PROVIDED •THIS PROXY IS SOLI CITED ON BE HALF OF THE B OARD OF DIRECTORSTHE ONE GROUP HOSPITALITY, INC.PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 17, 2023 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE ONE GROUP HOSPITALITY,INC.The undersigned, having received notice of the meeting and the proxy statement of THE ONE GROUP HOSPITALITY, INC. (the "Company' ), and revoking all prior proxies, hereby appoint(s) Emanuel Hilario, Tyler Loy and Christi Hing, and each of them, as proxies or proxy of the undersigned (with full power of substitution in them and each of them) forand in thename(s) of the undersigned to attend tile Annual Meeting of Stockholders of tile Company to be held at STK, 1550 Mar1